EXHIBIT 21












                                  [to come]














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                 SUBSIDIARY OF BANYAN HOTEL INVESTMENT FUND



Name of Subsidiary                 State of Organization

BHF Merger Corp.                    Illinois

BNC Santa Barbara Corp.             Illinois







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